FOR  IMMEDIATE RELEASE
Monday, May 3, 1999

                       CALPROP REPORTS FIRST QUARTER RESULTS

               COMPANY REPORTS $328,193 IN PROFITS FOR FIRST QUARTER
               -----------------------------------------------------

MARINA DEL REY, CA, MAY 3, 1999 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three month period ended March 31, 1999, today reported that it has earned a net profit from operations for the three month period ended March 31, 1999.

     "For the three month period ended March 31, 1999, Calprop recognized a profit from operations. This is our fourth profitable quarter in succession as the Northern and Southern California and Colorado markets continue to provide robust housing sales. We closed $7.8 million in product this quarter more than doubling our effort of a year ago, $2.8 million. Our backlog continues to increase at 145 units, $32,750,000 , up 9.8% from 144 units, $29,835,000 a year ago. Presently, Calprop is developing ten projects as compared to five projects at this time a year ago. The increase in both backlog and projects under development is the basis for anticipated continued profitability," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

     For the first quarter, Calprop's revenues were $7.8 million, an increase of $5.0 million or 177.4% from $2.8 million of revenues in the first quarter a year ago. Income from development operations was $736,453 for the first quarter compared to a loss of ($82,503) in the same quarter a year ago. Net income for the first quarter of 1999 was $328,193 or $0.03 per share on 10,582,745 weighted average shares and common stock equivalents, compared with a net loss of ($494,163), or ($0.05) per share on 9,531,639 weighted average shares and common stock equivalents, in the same quarter a year ago. The improved results were primarily driven by an increase in construction gross margin and sales revenue.

     Calprop Corporation, based in Marina Del Rey, California, builds quality homes in some of the most desirable communities in both Northern and Southern California and Colorado. The Company's common stock is traded on the OTCBB under the symbol CLPO.

     For additional information:
     contact:                                Mark F. Spiro,  (310) 306-4314
     website:                                clpo.com
     email:                                  CLBP22C@prodigy.com

                                  (TABLE FOLLOWS)


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                                CALPROP CORPORATION
                            CONSOLIDATED BALANCE SHEETS

                                       ASSETS
                                    (Unaudited)

                                                                        March 31,              December 31,
                                                                          1999                     1998
                                                                        ---------              ------------
Real estate development                                               $ 72,266,868             $ 65,282,197
Other assets:
  Cash and cash equivalents                                              1,212,285                1,590,403
  Prepaid expenses                                                          75,378                   88,775
  Deferred and other assets                                              4,800,000                4,800,000
  Other assets                                                             664,836                  760,514
                                                                     -------------            -------------
     Total other assets                                                  6,752,499                7,239,692
                                                                     -------------            -------------
     Total assets                                                     $ 79,019,367             $ 72,521,889
                                                                     -------------            -------------
                                                                     -------------            -------------

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Trust deeds and notes payable                                          $43,723,942              $37,524,507
Related party notes                                                     21,838,291               20,870,286
                                                                     -------------            -------------
     Total trust deeds and notes payable                                65,562,233               58,394,793
Accounts payable and accrued liabilities                                 3,961,171                5,056,010
Warranty reserves                                                          321,028                  284,624
                                                                     -------------            -------------
     Total liabilities                                                  69,844,432               63,735,427
                                                                     -------------            -------------
Minority interest                                                          392,828                  326,941

Stockholders' equity:

Common stock, no par value
 Authorized - 20,000,000 shares
 Issued and outstanding - 10,274,935 and 10,284,135 shares
 at March 31, 1999 and December 31, 1998, respectively                  10,274,935               10,284,135
  Additional paid-in capital                                            25,851,130               25,851,130
  Deferred compensation                                                  (231,930)                (241,130)
  Stock purchase loans                                                   (479,741)                (474,134)
  Accumulated deficit                                                 (26,632,287)             (26,960,480)
                                                                     -------------            -------------
     Total stockholders' equity                                          8,782,107                8,459,521
                                                                     -------------            -------------

     Total liabilities and stockholders' equity                        $79,019,367              $72,521,889
                                                                     -------------            -------------
                                                                     -------------            -------------

                                    - more -

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                               CALPROP CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                                                   THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                          -------------------------------------
                                                                              1999                     1998
                                                                          -----------               -----------
Development operations:
  Real estate sales                                                        $7,782,859                $2,805,786
  Cost of real estate sales                                                 7,046,406                 2,888,289
                                                                          -----------               -----------
Income (loss) from development operations                                     736,453                  (82,503)
Other income                                                                   25,203                    35,981
                                                                          -----------               -----------
Other expenses:
  General and administrative expenses                                         359,560                   385,976
  Interest expense                                                              8,016                    68,567
                                                                          -----------               -----------
Total other expenses                                                          367,576                   454,543
                                                                          -----------               -----------
Minority interests                                                             65,887                   (6,902)
                                                                          -----------               -----------
Net income (loss)                                                          $  328,193                $(494,163)
                                                                          -----------               -----------
                                                                          -----------               -----------
Basic and diluted net loss per share                                            $0.03                   $(0.05)
                                                                                -----                   -------
                                                                                -----                   -------
Weighted average number of common shares and
     common stock equivalents adjusted for stock dividends                 10,582,745                 9,531,639

UNITS
     Single family homes                                                           33                        17
     Townhomes                                                                     --                        --
                                                                                  ---                       ---
TOTAL                                                                              33                        17

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